Exhibit 1.1

Cadence Bancorporation

$85,000,000 4.75% Fixed to Floating Rate Subordinated Notes due 2029

Underwriting Agreement

June 20, 2019

Sandler O’Neill & Partners, L.P.

U.S. Bancorp Investments, Inc.

As Representatives of the Several Underwriters

named in Schedule I hereto.

c/o Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas, 6th Floor,

New York, New York 10020

c/o U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Cadence Bancorporation, a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Sandler O’Neill & Partners, L.P. (“Sandler”) and U.S. Bancorp Investments, Inc. (“USBI”) are acting as representatives (in such capacity, the “Representatives”), subject to the terms and conditions stated herein, to issue and sell to the Underwriters, acting severally and not jointly, an aggregate of $85,000,000 of 4.75% Fixed to Floating Rate Subordinated Notes due 2029 (the “Securities”), of the Company. The Securities will be issued pursuant to an Indenture, to be dated on or about June 26, 2019 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, to be dated as of June 26, 2019 by and between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company wishes to confirm as follows its agreement with the Underwriters, acting severally and not jointly, in connection with the purchase of the Securities from the Company.

1.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-225075) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing. No stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. No notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. The base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations promulgated thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein (the “Underwriter Information”);

(c)    For the purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information;

(d)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information; and no such documents were filed with the

Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III hereto;

(e)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, the Trust Indenture Act, and the rules and regulations promulgated thereunder, and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information;

(f)    Neither the Company nor any of its subsidiaries, taken as a whole, has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, taken as a whole (other than changes resulting from the exercise or issuance or grant of securities, including stock options, pursuant to the Company’s equity incentive plans, in each case as described in the Pricing Prospectus), or, otherwise than as set forth or contemplated in the Pricing Prospectus, any material adverse change, or any development involving a prospective material adverse change, in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(g)    The Company and its subsidiaries have good and marketable title in fee simple to all material real property owned by them and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally and (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity)) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System, and has the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have, individually or in the aggregate, a Material Adverse Effect; “Material Adverse Effect” for purposes of this Agreement shall mean any material adverse change in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(i)    The Company’s wholly owned bank subsidiary, Cadence Bank, N.A. (“Cadence Bank”), is a national bank chartered under the laws of the United States to transact business as a national bank. The charter of Cadence Bank is in full force and effect; Cadence Bank and each other subsidiary of the Company have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of organization, except (other than in the case of Cadence Bank) where the failure to be so organized, existing or in good standing would not have, individually or in the aggregate, a Material Adverse Effect; and each subsidiary of the Company has the corporate or similar power and authority to own its properties and conduct its business as described or incorporated by reference in the Pricing Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have, individually or in the aggregate, a Material Adverse Effect;

(j)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(k)    The Indenture has been duly authorized by the Company and, at the Time of Delivery, will have been duly executed and delivered by the Company and, assuming due execution and delivery by the Trustee, will constitute a valid and binding agreement of the

Company, enforceable against the Company in accordance with its terms (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally and (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity)). At the Time of Delivery, the Indenture will be duly qualified under the Trust Indenture Act. At the Time of Delivery, the Indenture and the Securities will conform in all material respects to the descriptions thereof contained in each of the Pricing Prospectus and the Prospectus;

(l)    The Securities have been duly authorized by the Company and, at the Time of Delivery, will have been duly executed by the Company and when issued and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to the Underwriters at the Time of Delivery against payment therefor, the Securities will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally and (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity));

(m)    The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the cases of clauses (A) and (C), for such conflicts, breaches and violations as would not have, individually or in the aggregate, a Material Adverse Effect or impair the ability of the Company to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Securities, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, and such consents, approvals, authorizations, orders, registrations or qualifications (x) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter, (y) that have already been obtained or (z) that would not impair the ability of the Company to consummate the transactions contemplated by this Agreement;

(n)    Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation, By-laws, limited partnership agreement, operating agreement or any other constituent document, as applicable, or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B) for such defaults that would not have, individually or in the aggregate, a Material Adverse Effect;

(o)    The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities or the Indenture are accurate, complete and fair in all material respects;

(p)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to summarize certain U.S. federal income tax laws specifically referred to therein, and subject to the qualifications, exceptions, assumptions and limitations described herein and therein, are accurate in all material respects;

(q)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Supervision and Regulation,” insofar as such statements purport to describe laws and regulations specifically referred to therein, and subject to the qualifications, exceptions, assumptions and limitations described therein, are accurate, complete and fair in all material respects;

(r)    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company or Cadence Bank, is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company or Cadence Bank is the subject which, if determined adversely to the Company or any of its subsidiaries, or any such individual, would have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s)    The Company is not and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t)    At the time of the initial filing of the Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(u)    Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(v)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that complies with the applicable requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and provides reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(w)    Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(x)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(y)    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures but excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) material to the operation of the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of any material infringement of or material conflict with asserted rights of others with respect to any Intellectual Property, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would have, individually or in the aggregate, a Material Adverse Effect;

(z)    This Agreement has been duly authorized, executed and delivered by the Company;

(aa)    The financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and results of operations and cash flows for the periods shown; said financial statements have been prepared in conformity with GAAP applied on a consistent basis; the selected financial data and the summary financial information included or incorporated by reference in the Pricing Disclosure Package and the Prospectus with respect to the Company and its consolidated subsidiaries present fairly in all material respects the information shown therein; no other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act and the rules and regulations of the Commission thereunder; and, to the extent applicable, all disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus with respect to the Company and its consolidated subsidiaries regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, the rules and regulations of the Exchange Act and Item 10 of Regulation S-K under the Act, as applicable, in each case as in effect when such disclosures were made (it being understood that this clause (aa) does not address the unaudited pro forma condensed consolidated financial statements of the Company incorporated by reference in the Pricing Disclosure Package and the Prospectus, which are the subject of clause (bb) below);

(bb)    The historical financial information of State Bank incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, present fairly in all material respects (from the perspective of the Company and its subsidiaries, taken as a whole) the consolidated financial position of State Bank as of the date indicated and the consolidated results of operations for the period specified. The unaudited pro forma condensed consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared by the Company in good faith, the assumptions used in the preparation of such pro forma financial statements are reasonable in all material respects (from the perspective of the Company and its subsidiaries, taken as a whole) on the basis of the information available to the Company and the pro forma adjustments used therein are, in the opinion of management of the Company, appropriate to give effect to the transactions or circumstances described therein;

(cc)    Except as described in the Pricing Disclosure Package and the Prospectus or would not have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and each of its subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws, regulations or judicial or administrative order or decree relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants (collectively, “Environmental Laws”), (B) the Company and each of its subsidiaries have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permit, license or approval, (C) there are no pending or, to the Company’s knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceeding relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to hazardous or toxic substances or waste, pollutants or contaminants or any Environmental Law;

(dd)    The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package, and are in compliance with the terms and conditions of all such Permits, except where the failure to possess any such Permit would not have, individually or in the aggregate, a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any verbal or written notice of any proceeding relating to the revocation, modification of, or non-compliance with, any Permit, except as would not have, individually or in the aggregate, a Material Adverse Effect;

(ee)    There is and has been no failure on the part of the Company, and to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder;

(ff)    The Company and each of its subsidiaries are in compliance in all material respects with all applicable laws administered by, and regulations of, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of the Comptroller of the Currency (“OCC”) and any other federal or state bank regulatory authorities with jurisdiction over the Company or any of its subsidiaries (together with the FDIC, the Federal Reserve and the OCC, the “Bank Regulatory Authorities”); the deposit accounts of Cadence Bank are insured up to applicable limits by the FDIC and no proceedings for the modification, termination or revocation of such insurance are pending or, to the actual knowledge of the Company, threatened; and Cadence Bank have received a Community Reinvestment Act (“CRA”) rating of “Satisfactory”;

(gg)    Except as described in the Pricing Disclosure Package and the Prospectus, none of the Company, Cadence Bank, nor any of the Company’s other subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to or recipient of a commitment letter, supervisory letter or similar undertaking to or from, or is subject to any directive by, any Bank Regulatory Authority; neither the Company nor any of its subsidiaries has been advised by any such entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar undertaking; and there is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any examination of the Company and its subsidiaries;

(hh)    Neither the Company nor any of its subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company has instituted and enforced, and will continue to maintain and enforce, policies and procedures applicable to the Company and its subsidiaries designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(ii)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the jurisdictions in which the Company and its subsidiaries and State Bank and its subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(jj)    Neither the Company nor any of its subsidiaries, any director, officer, agent, employee, or affiliate acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any economic and trade sanctions administered or enforced by U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country;

(kk)    The statistical or market-related data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus are based on or derived from sources that the Company believe to be reliable and accurate;

(ll)    The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except as would not have, individually or in the aggregate, a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) established or maintained by the Company, its subsidiaries or their ERISA Affiliates that has had or would have, individually or in the aggregate, a Material Adverse Effect; except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and (ii) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and for the purposes of this Section (ll), “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member;

(mm)    Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of the Company (A)(i) there has been no material security breach or other compromise of any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors maintained by or on behalf of the Company and its subsidiaries) (collectively, “IT Systems and Data”) and (ii) the Company and the subsidiaries have not been notified of any event or condition that would reasonably be expected to result in, any material security breach to their IT Systems and Data; (B) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (C) the Company and its Subsidiaries have implemented backup and disaster recovery technology as required by applicable law; in each case with respect to clauses (A), (B) and (C), except as would not have, individually or in the aggregate, a Material Adverse Effect;

(nn)    All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed or extensions to file such returns have been timely requested; and all taxes required to be paid by the Company or any of its subsidiaries have been timely paid other than those being contested in good faith or for which adequate reserves have been provided, in each case, except as would not have, individually or in the aggregate, a Material Adverse Effect;

(oo)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; and

2.    Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters, acting severally and not jointly, agrees to purchase from the Company, at a purchase price of 99.00% of the principal amount thereof, plus accrued interest, if any from June 26, 2019 to the Time of Delivery, the principal amount of Securities set forth opposite its name in Schedule I hereto.

3.    The Company has been advised by the Representatives that the Underwriters propose to make a public offering of the Securities upon the terms and conditions set forth in the Prospectus.

4.    (a) The Securities to be purchased hereunder shall be delivered to the Representatives for the respective accounts of the Underwriters for the Securities to be purchased by them at the Time of Delivery, against payment of the purchase price therefor by wire transfer of immediately available funds to one or more accounts specified in writing, not later than the close of business on the business day next preceding the Time of Delivery, by the Company. Payment for the Securities sold by the Company hereunder shall be delivered by the Representatives to the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. The time and date of such delivery and payment shall be 9:30 a.m., New York time, on June 26, 2019 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery”.

(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Securities and any additional documents requested by the Representatives pursuant to Section 7(j) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at the Time of Delivery.

(c)    It is understood that the Representatives have been authorized by each Underwriter, for the respective accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters, acting severally and not jointly, have agreed to purchase. Each of Sandler and USBI, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

5.    The Company agrees with each Underwriter:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)    Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction;

(e)    During the period when a prospectus is (or but for the exception afforded by Rule 172 under the Act would be) required to be delivered under the Act, to furnish each Underwriter, without charge, with written and electronic copies of the Prospectus in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of that Underwriter, to prepare and deliver to that Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)    To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)    To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h)    Upon request of any Underwriter, to furnish, or cause to be furnished, to that Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by that Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(i)    During the period commencing on the date hereof through and including the Time of Delivery, the Company will not, without the prior consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any subordinated debt securities issued or guaranteed by the Company and having a term of more than one year (other than the Securities and commercial paper).

(j)    The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule III(a) hereto;

(k)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(l)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information.

6.    The Company covenants and agrees with each Underwriter that the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (v) the cost of preparing, printing, authenticating, issuing and delivering the Securities, including the preparation of the Indenture and its qualification under the Trust Indenture Act; (vi) charges of the Trustee and its counsel; (vii) legal fees and expenses of the Underwriters, upon request made from time to time, for up to $50,000 in connection with this offering; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

7.    The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion and disclosure letter, dated the Time of Delivery, in form and substance satisfactory to you, with respect to matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to you their written opinions and negative assurance letter, each dated the Time of Delivery, substantially in the forms attached as Annexes I.A and I.B hereto;

(d)    Internal counsel of the Company shall have furnished to you such written opinion or opinions, dated the Time of Delivery, substantially in the form attached as Annex I.C hereto;

(e)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, each of Ernst & Young LLP and Dixon Hughes Goodman LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of outstanding stock options that are described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any change or any development involving a prospective change, in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, Alabama, Florida, Georgia, Mississippi, Tennessee or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)    The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses;

(j)    The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company in all material respects of all of their obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section; and

(k)    The Company shall have furnished or caused to be furnished to you at the Time of Delivery, a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to you, stating, as of the Time of Delivery, the conclusions and findings of such individual, in his or her capacity as Chief Financial Officer of the Company with respect to the financial information and such other matters as reasonably requested by you.

8.

(a)    The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Underwriter Information.

(b)    Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any

Preliminary Prospectus, the Basic Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act and each broker-dealer affiliate of such Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

9.    [Intentionally omitted.]

10.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.

(a)    If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020 Attention: General Counsel and U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Attention: Credit Fixed Income; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019, Attention: David E. Shapiro and Mark F. Veblen. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

14.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.    The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering and sale of Securities contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

16.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

17.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.    Each of the Company and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income “tax treatment” and “tax structure” (as such terms are defined in Treasury Regulations Section 1.6011-4(c)) of the transactions contemplated herein and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters and the Company.

[The remainder of this page is left intentionally blank.]

Very truly yours,

CADENCE BANCORPORATION

By:	/s/ Jerry W. Powell
Name:	Jerry W. Powell
Title:	Executive Vice President and General Counsel

Accepted as of the date hereof in New York, New York:

SANDLER O’NEILL & PARTNERS L.P.,

By: SANDLER O’NEILL & PARTNERS CORP., the sole general partner

By	/s/ Bob Kleinert
Name:	Bob Kleinert
Title:	An Officer of the Corporation

U.S. BANCORP INVESTMENTS, INC.

By	/s/ Julie Brendel
Name:	Julie Brendel
Title:	Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE I

Underwriters	Aggregate Principal Amount of Securities
Sandler O’Neill & Partners, L.P.	$40,375,000
U.S. Bancorp Investments, Inc.	$40,375,000
Raymond James & Associates, Inc.	$4,250,000

Total:	$85,000,000

SCHEDULE II

Cadence Bancorporation

$85,000,000

4.75% Fixed to Floating Rate Subordinated Notes due 2029

Term Sheet

Issuer:	Cadence Bancorporation (the “Company”)

Security:	4.75% Fixed to Floating Rate Subordinated Notes due 2029 (the “Notes”)

Aggregate Principal Amount:	$85,000,000

Ratings:

[intentionally omitted.]

A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Trade Date:	June 20, 2019

Settlement Date:	June 26, 2019

Final Maturity Date (if not previously redeemed):	June 30, 2029

Coupon:	4.75% per annum, from and including the Settlement Date, to but excluding June 30, 2024, payable semi-annually in arrears. From and including June 30, 2024 to, but excluding the maturity date or earlier redemption date, a floating per annum rate equal to the three-month LIBOR (as defined in the prospectus supplement under “Description of the Notes — Interest”), provided, however, that in the event three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero, plus 303 basis points, payable quarterly in arrears.

Interest Payment Dates:	Interest on the Notes will be payable on June 30 and December 30 of each year through, but not including, June 30, 2024, and quarterly thereafter on March 30, June 30, September 30, and December 30 of each year to, but excluding, the maturity date or earlier redemption date. The first interest payment will be made on December 30, 2019.

Record Dates:	The 15th calendar day immediately preceding the applicable interest payment date

Day Count Convention:	30/360 to but excluding June 30, 2024, and, thereafter, a 360-day year and the number of days actually elapsed.

Optional Redemption:	The Company may, at its option, beginning with the interest payment date of June 30, 2024 and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to but excluding the date of redemption.

Special Redemption:	The Company may redeem the Notes, in whole but not in part, at any time, including prior to June 30, 2024, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date.

Denominations:	$1,000 minimum denominations and $1,000 integral multiples thereof.

Use of Proceeds:	The Company intends to use the net proceeds from this offering, together with cash on hand or other immediately available funds, to redeem its 4.875% senior notes due June 28, 2019, or for general corporate purposes.

Price to Public:	100.00%

Underwriters’ Discount:	1.00% of principal amount

Proceeds to Issuer (after underwriters’ discount, but before expenses):	$84,150,000

Ranking:

The Notes will be unsecured, subordinated obligations of the Company and:

•  will rank junior in right of payment and upon the Company’s liquidation to any of the Company’s existing and all future Senior Debt (as defined in the indenture pursuant to which the Notes will be issued and described under “Description of the Notes” in the preliminary prospectus supplement);

•  will rank equal in right of payment and upon our liquidation with any of the Company’s existing and all of its future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•  will rank senior in right of payment and upon the Company’s liquidation to (i) its existing junior subordinated debentures and (ii) any of its future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•  will be effectively subordinated to the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of the Company’s subsidiaries, including without limitation Cadence Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

CUSIP/ISIN:	12739A AA8 / US12739AAA88

Joint Book-Running Managers:	Sandler O’Neill + Partners, L.P. US Bancorp

Co-Manager:	Raymond James

Alternative Settlement Cycle:	We expect to deliver the Notes against payment for the Notes on the fourth business day following the Trade Date (“T+4”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise.

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Other information (including other financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the information contained herein. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the Preliminary Prospectus Supplement. The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Sandler O’Neill + Partners, L.P. toll-free at 866-805-4128 or US Bancorp toll-free at 877-558-2607.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Launch Press Release, dated June 20, 2019.

Investor Presentation, dated June 20, 2019.

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Pricing Term Sheet, attached as Schedule II hereto.